Exhibit 99.1

Altair Announces Proposed Private Offering of $200 Million of Convertible Senior Notes

TROY, Mich., June 9, 2022 /PRNewswire/ — Altair (Nasdaq: ALTR), a global leader in computational science and artificial intelligence, today announced its intention to offer, subject to market conditions and other factors, $200 million aggregate principal amount of Convertible Senior Notes due 2027 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Altair also expects to grant the initial purchaser of the notes a 13-day option to purchase up to an additional $30 million aggregate principal amount of notes (the “additional notes”).

The notes will be senior, unsecured obligations of Altair, and interest on the notes will be payable semi-annually in arrears. Upon conversion, Altair will satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Altair’s Class A Common Stock or a combination of cash and shares of the Class A Common Stock, at Altair’s election. The interest rate, conversion rate and other terms of the notes are to be determined upon pricing of the offering.

Altair intends to use all or a portion of the net proceeds from the offering to finance the repurchase of a portion of Altair’s 0.250% Convertible Senior Notes due 2024 (the “2024 notes”) described below and any remaining net proceeds for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions as well as repurchases of its Class A Common Stock. From time to time, Altair evaluates potential acquisitions and strategic transactions of businesses, technologies, or products. However, Altair has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction. Altair’s intentions with respect to its use of such net proceeds are subject to change.

Contemporaneously with the pricing of the notes, Altair expects to enter into separate privately negotiated transactions with certain holders of the 2024 notes to repurchase a portion of the 2024 notes on terms to be negotiated with each holder (each, a “note repurchase”). The terms of each note repurchase are anticipated to be negotiated with certain holders of 2024 notes on an individual basis and will depend on several factors, including the market price of Altair’s Class A Common Stock and the trading price of the 2024 notes at the time of each such note repurchase. No assurance can be given as to how much, if any, of these 2024 notes will be repurchased or the terms on which they will be repurchased. The consideration for any such note repurchases will be cash, financed with all or a portion of the net proceeds from the offering and, if necessary, cash on hand.

Altair expects that certain holders of 2024 notes that sell their 2024 notes in negotiated transactions with Altair may enter into or unwind various derivatives with respect to Altair’s Class A Common Stock and/or purchase shares of Altair’s Class A Common Stock in the market. The amount of Altair’s Class A Common Stock that such holders purchase may be substantial in relation to the historic average daily trading volume of Altair’s Class A Common Stock. In addition, Altair expects that certain purchasers of the notes may establish a short position with respect to Altair’s Class A Common Stock by short selling Altair’s Class A Common Stock or by entering into short derivative positions with respect to Altair’s Class A Common Stock, in each case, in connection with the offering. The net effect of the above market activities by holders of the 2024 notes and purchasers of the notes could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Altair’s Class A Common Stock, the market price of the notes and/or the initial conversion price of the notes, and Altair cannot predict the magnitude of such market activity or the overall effect it will have on the market price of the notes, the market price of Altair’s Class A Common Stock or the initial conversion price of the notes.

The notes will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Altair’s Class A Common Stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Altair (Nasdaq: ALTR)

Altair is a global leader in computational science and artificial intelligence (AI) that provides software and cloud solutions in simulation, high-performance computing (HPC), data analytics, and AI. Altair enables organizations across all industries to compete more effectively and drive smarter decisions in an increasingly connected world – all while creating a greener, more sustainable future.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, whether Altair will offer and issue the notes and the terms of the notes; the anticipated use of the net proceeds of the offering; expectations regarding the effect of the repurchases of the 2024 notes; and whether any repurchase of the 2024 notes will close. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in its forward-looking statements due to a number of factors, including but not limited to, whether Altair will consummate the offering on the expected terms, or at all, whether Altair will consummate the anticipated 2024 note repurchases, and the risks detailed in Altair’s quarterly and annual reports filed with the Securities and Exchange Commission as well as other documents that may be filed by Altair from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. Altair anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Media contacts

Altair

Dave Simon

248-614-2400 ext. 332

dls@altair.com

Altair Investor Relations

The Blueshirt Group

Monica Gould

+1.212.871.3927

ir@altair.com